Exhibit 99.3

ELECTION FORM AND LETTER OF TRANSMITTAL

This Election Form and Letter of Transmittal is being delivered in connection with the Agreement and Plan of Reorganization (the “Merger Agreement”) between Guaranty Financial Corporation and Union Bankshares Corporation whereby Guaranty will merge with and into Union.

EXCHANGE AGENT: Registrar and Transfer Company

To be effective, this Election Form and Letter of Transmittal must be received by the Exchange Agent no later than 5:00 p.m. EST on April 22, 2004 together with the stock certificate(s) representing such shares of Guaranty common stock.

Please read the instructions carefully before completing this form.

For assistance: (800) 368-5948

DESCRIPTION OF CERTIFICATES SURRENDERED (See Instructions)

Name(s) and Address(es) of Registered Holder(s) (Please fill in if blank) (See Instruction A(2))	Certificate Number	Number of Shares

Total Shares

☐	Check the box to the left if you have lost any of your Guaranty stock certificates and complete the Affidavit For Lost Stock Certificates on the reverse side (See Instruction B(5)).

ELECTION OPTIONS (MARK ONLY ONE BOX)

(See Instruction A(3))

☐	ALL STOCK ELECTION: Exchange all shares for stock (0.842 shares of Union common stock for each Guaranty share), plus cash in lieu of any fractional shares (“Stock Election”). (Please write in the blank the number of shares you would like to exchange for Union Common Stock.)

☐	ALL CASH ELECTION: Exchange all shares for cash ($28.00 per share) (“Cash Election”).

☐	COMBINATION STOCK/CASH ELECTION: Exchange shares of Guaranty common stock for Union common stock and the remainder in cash (“Combination Election”). (Please write in the blank the number of shares you would like to exchange for Union Common Stock.)

☐	NO ELECTION: No preference with respect to the receipt of either Union common stock or cash.

IMPORTANT: IF YOU DO NOT SELECT AN OPTION, IT WILL BE ASSUMED THAT AS TO THESE SHARES YOU HAVE NO PREFERENCE AND THE SHARES SHALL BE DESIGNATED NO ELECTION SHARES. IN ADDITION, YOUR ELECTION IS SUBJECT TO CERTAIN LIMITS AND ALLOCATION PROCEDURES SET FORTH IN THE MERGER AGREEMENT.

It is understood that this election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Form and Letter of Transmittal. In particular, all elections are subject to the limitation that, on an aggregate basis, at least 60% of Guaranty common stock will be converted into Union common stock and no more than 40% of Guaranty common stock will be converted into cash. Union cannot, therefore, ensure that all Guaranty shareholders will receive their election choices. Any adjustments to the elections will be made in accordance with the allocation and pro ration procedures set forth in the Merger Agreement that is attached as Appendix I to the Proxy Statement/Prospectus.

The undersigned represents and warrants that the undersigned has full power and authority to submit, sell, assign and transfer the above described shares of Guaranty common stock and that when accepted for exchange by Union, Union will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances. The undersigned irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to exchange certificates formerly representing shares of Guaranty Financial Corporation together with accompanying evidence of transfer and authenticity, for certificates representing shares of Union Bankshares Corporation or cash, as set forth under “Election Options” and as provided in the Merger Agreement. Delivery of the enclosed certificate(s) shall be effected, and the risk of loss and title to such certificate(s) shall pass, only upon proper delivery thereof to the Exchange Agent. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of, the undersigned.

Please make sure that you complete the Substitute Form W-9 on the reverse side.

HOLDERS OF SHARES OF GUARANTY COMMON STOCK MUST SIGN BELOW

The signature (or signatures, in the case of certificates owned by two or more holders) must appear exactly as the name(s) appears on the stock certificate(s). If holders improperly complete this section, such holders’ elections will not be effective and they will be designated as Non-Electing Shareholders. (See Instruction A(7)). If signature is by attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or others acting in a representative or fiduciary capacity, set forth full title. See Instruction B(1). In case the Exchange Agent needs to contact you, please provide your daytime telephone number.	PLEASE SIGN HERE: Signature of Owner Signature of Owner

Area Code and Telephone	Taxpayer Identification or Social Security Number(s)

SPECIAL PAYMENT INSTRUCTIONS (If applicable - See Instructions B(2) and B(3))	SPECIAL DELIVERY INSTRUCTIONS (If applicable – See Instruction B(4))

To be completed ONLY if certificates or cash payments are to issued and mailed to OTHER than the registered holder(s). Stock must be properly assigned and signatures guaranteed. For additional payment instructions, please attach additional sheet.

Issue and mail certificates and/or cash payments to (please print):

Name:

Address:

(Zip Code)

Taxpayer Identification or

Social Security Number of Recipient

To be completed ONLY if certificates or cash payments are to be issued to the registered holder(s) but mailed to OTHER than the address of record as indicated above. For additional payment instructions, please attach additional sheet.

Mail certificates and/or cash payments to (please print):

Name:

Address:

(Zip Code)

MEDALLION SIGNATURE(S) GUARANTEE:

THE FOLLOWING IS ONLY REQUIRED IF:

(a)	Signature(s) on Election Form and Letter of Transmittal does not correspond to those on the Guaranty stock certificate(s) (see instruction B(1)), or

(b)	Checks and certificates are to be made payable to, or registered in, names other than those appearing on the stock certificate(s) (see Instruction B(2)).

Authorized Signature:

Name of Firm:

            (Name of Firm Providing Medallion Guarantee – Please Print (Complete Name)

Address:                                                                                                                                                                Date:                   , 2004

City:                                                                                                                                   State                            Zip Code

PAYER’S NAME: UNION BANKSHARES CORPORATION

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (See Instruction B(8)) Please fill in your name and address below.

Part 1 – TAXPAYER IDENTIFICATION NUMBER – FOR ALL ACCOUNTS ENTER YOUR TAXPAYER IDENTIFICATION NUMBER IN THE APPROPRIATE BOX. FOR MOST INDIVIDUALS AND SOLE PROPRIETORS THIS IS YOUR SOCIAL SECURITY NUMBER. FOR OTHER ENTITIES, IT IS YOUR EMPLOYER IDENTIFICATION NUMBER. IF YOU DO NOT HAVE A NUMBER, SEE “OBTAINING A NUMBER” IN THE ACCOMPANYING GUIDELINES.

Note: If the account is in more than one name, see the chart on the enclosed Guidelines to determine what number to enter.

________________________ Social Security Number(s) OR _____________________________ Employer Identification Number(s)

Name

Business name, if different from above

Check appropriate box:

☐        Individual/Sole proprietor

☐        Corporation

☐        Partnership

☐        Other

Address (number and street)

City, State and Zip Code

Internal Revenue Service

Payer’s Request for Taxpayer

Identification Number

Part 2 – Certification – For Payees Exempt from Backup Withholding (see enclosed Guidelines) – Under penalties of perjury, I certify that:

(1)     The number shown on the form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and

(2)     I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)     I am a U.S. person (including a U.S. resident alien).

Part 3 – Awaiting TIN ☐

Certificate Instructions – You must cross out Item (2) in part 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding. For real estate transactions, Item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangements (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the enclosed Guidelines.)

SIGNATURE                                                                       DATE                     , 20

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE AGREEMENT. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAIL.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I CERTIFY UNDER PENALTIES OF PERJURY THAT A TAXPAYER IDENTIFICATION NUMBER HAS NOT been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center of Social Security Administration Office of (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to you within 60 days, you are required to withhold the applicable withholding rate of all reportable payments thereafter made to me until I provide a number.

_____________________________________________________	_______________________________________________, 20__
Signature	Date

INSTRUCTIONS

A. Special Conditions

1. Time in which to Make an Election. To be effective, a properly completed Election Form and Letter of Transmittal accompanied by the stock certificate(s) representing all of the holder’s shares of Guaranty common stock must be received by Registrar and Transfer Company and the Exchange Agent, not later than 5:00 p.m., EST on April 22, 2004 (“Election Deadline”). Holders of Guaranty common stock whose Election Form and Letter of Transmittal and certificate(s) are not so received or who revoke their Election Form and Letter of Transmittal will be considered a Non-Electing Shareholder. See Instruction A(7) below. The method of delivery of all documents is at the option and risk of the Guaranty shareholder, but if sent by mail, registered mail, properly insured, with return receipt requested, is recommended.

2. Description of Certificates. Insert in the box at the top of the Election Form and Letter of Transmittal marked “Description of Certificates Surrendered” the certificate number(s) of the Guaranty Financial Corporation common stock certificate(s) that you are surrendering herewith, the number of shares represented by each certificate, and the name(s) and address(es) of the registered owners of such certificates. If the space provided is insufficient, attach a separate sheet listing this information.

3. Election Options. In the box marked “Election Options,” indicate whether you would like to receive in exchange for your shares of Guaranty common stock, only shares of Union common stock, only cash, a combination of Union common stock and cash or “No Election”. Mark only one selection in this box. The Merger Agreement limits the amount of cash and the amount of Union common stock that can be issued in the Merger, and it thus may not be possible for all elections to be honored in full. To find out more about these limits and the allocation method that will be used, please see “Merger Consideration and Election and Allocation Procedures,” and “Procedures for Exchanging Guaranty Common Stock Certificates” on pages 24 and 26 of the Prospectus/Proxy Statement.

4. Change or Revocation of Election. A holder of shares of Guaranty common stock who has made an election may at any time prior to the Election Deadline change such election by submitting to the Exchange Agent a revised Election Form and Letter of Transmittal, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline.

5. Joint Forms of Election. Holders of shares of Guaranty common stock who make a joint election will be considered to be a single holder of such shares. Joint Election Forms and Letters of Transmittal may be submitted only by persons submitting certificates registered in different forms of the same name (e.g. “John Smith” on one certificate and “J. Smith” on another) and by persons who may be considered to own each other’s shares by reason of the ownership attribution rules contained in Section 318(a) of the Internal Revenue Code of 1986, as amended. If this Election Form and Letter of Transmittal is submitted as a joint Election Form and Letter of Transmittal, each record holder of shares of Guaranty common stock covered hereby must properly sign this Election Form and Letter of Transmittal in accordance with Instruction B(1), attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting a joint Election Form and Letter of Transmittal are eligible to do so.

6. Forms of Election Nominees. Any record holder of shares of Guaranty common stock who is a nominee may submit one or more Election Forms and Letters of Transmittal, indicating on the form or forms a combination of Elections covering up to the aggregate number of shares of Guaranty common stock owned by such record holder. However, upon the request of Union, such record holders will be required to certify to the satisfaction of Union that such record holder holds such shares of Guaranty common stock as nominee for the beneficial owners of such shares. Each beneficial owner for whom such an Election Form and Letter of Transmittal is so submitted will be treated as a separate shareholder of Guaranty for purposes of allocation Union common stock and cash payments to be issued upon consummation of the Merger.

7. Shares as to Which No Election is Made. Holders of shares of Guaranty common stock who mark the “No Election” box on this Election Form and Letter of Transmittal, or who fail to submit a properly completed Election Form and Letter of Transmittal together with certificate(s) representing their shares of Guaranty common stock by the Election Deadline, or who revoke their previously submitted Election Form and Letter of Transmittal and fail to submit a properly completed Election Form and Letter of Transmittal together with certificate(s) representing their shares of Guaranty common stock (“Non-Electing Shareholder”), shall have their shares of Guaranty common stock converted into the right to receive a cash payment of $28.00 or 0.842 shares of Union common stock, subject to adjustment, for each share they own in accordance with the allocation and proration provisions set forth in the Merger Agreement. In addition, a holder who does not tender an Election for all of his or her shares will be deemed to be a Non-Electing Shareholder with respect to those shares not tendered.

B. General.

1. Signatures. The signature (or signatures, in this case of certificates owned by two or more joint holders of certificates for which a joint Election Form and Letter of Transmittal is submitted) on the Election Form and Letter of Transmittal should correspond exactly with the name(s) as written on the face of the certificate(s) unless the shares of Guaranty common stock described on this Election Form and Letter of Transmittal have been assigned by the registered holder(s), in which event this Election Form and Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the transfer attached to or endorsed on the certificate(s).

If this Election Form and Letter of Transmittal is signed by a person other than the registered owner of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) in the name(s) that appear on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on this Election Form and Letter of Transmittal must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc.

If this Election Form and Letter of Transmittal is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered owner, must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with this Election Form and Letter of Transmittal.

The certificate(s) may be surrendered by a firm acting as agent for the registered holder(s) if such firm is a member of a registered national securities exchange or of the NASD or is a commercial bank or trust company in the United States.

2. Special Payment Instructions. If checks or certificates representing Union common stock are to be payable to the order of or registered in other than exactly the name(s) that appear(s) on the certificate(s) representing shares of Guaranty common stock being submitted herewith, the certificate(s) submitted herewith must be endorsed, or accompanied by appropriate signed stock power(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on this Election Form and Letter of Transmittal must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the securities transfer association, Inc. Please also check the appropriate box in “Special Payment Instructions” on the Election Form and Letter of Transmittal.

3. Stock Transfer Taxes. It will be a condition to the issuance of any check or certificate representing shares of Union common stock in any name(s) other than the name(s) in which the surrendered certificate(s) for shares of Guaranty common stock is (are) registered that the person(s) requesting the issuance of such check or certificate representing shares of Union common stock either pay to the Exchange Agent any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

4. Special Delivery Instructions. If checks or certificates representing shares of Union common stock are to be delivered to someone other than the registered holder(s), or to the registered holder(s) at an address other than that appearing above, please check the appropriate box in “Special Delivery Instructions” and insert the appropriate address in the space provided on this Election Form and Letter of Transmittal.

5. Lost Certificate. If your certificate(s) representing shares of Guaranty common stock has (have) been lost, stolen or destroyed, you should check the box on the face of the Election Form and Letter of Transmittal indicating that the certificate(s) is lost, complete the rest of the form, including the Affidavit For Lost Stock Certificate(s) below and return it to the Exchange Agent, along with a check payable to Seaboard Surety Company in the amount of 1.5% of the market value of the lost certificate(s) (at $28.00 per share) and with any certificate(s) of Guaranty common stock in your possession. You will then receive replacement instructions from the Exchange Agent that you must complete and return to the Exchange Agent before the Election Deadline.

The Election Form and Letter of Transmittal and related documents cannot be processed until the lost, stolen or destroyed certificate(s) has (have) been replaced. If all the necessary documents are not returned prior to the Election Deadline, your Election will be deemed a “No Election”.

AFFIDAVIT FOR LOST STOCK CERTIFICATE(S)

The undersigned hereby certifies the following: That I am the lawful owner of the certificate(s) listed in this Election Form and Letter of Transmittal as lost. That a search for the certificate(s) has been conducted and that these certificate(s) cannot be located. That these certificate(s) have not been endorsed, hypothecated, sold or had their ownership pledged or encumbered in any form, whatsoever.

In requesting the replacement of this certificate(s), I hereby agree that: If this certificate(s) is subsequently located, they will be tendered for cancellation. That I indemnify, protect and hold harmless Union, Guaranty, Seaboard Surety Company, and Registrar and Transfer Company and any other party from and against all losses, expenses, costs and damages including legal fees that may be subjected to these parties at any time in the future as a result of the cancellation and replacement of the certificate(s). All rights accruing to these parties will not be limited by the negligence, breach of duty, accident, or other obligation on the part of or by any officer or employee of the parties.

I acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Seaboard Surety Company. My check, payable to the Seaboard Surety Company, including the premium of 1.5% of the market value of the lost certificates (at $28.00 per share) is enclosed. I further acknowledge that any filing of an insurance application with materially false or misleading information is a fraudulent insurance act and may be considered a crime.

Sign Here:

Co-Owner, if any:	Date: , 20

6. Determination of Questions. All questions with respect to this Election Form and Letter of Transmittal and Elections made by holders of shares of Guaranty common stock (including, without limitation, questions relating to the time limits or effectiveness or revocation of ay Elections and questions relating to computations as to allocations) will be determined by Union and/or the Exchange Agent, whose determination shall be conclusive and binding. Union shall have the absolute right to reject any and all Election Forms and Letters of Transmittal not in proper form or to waive any irregularities in any such form, although it does not represent that it will do so. Union and/or the Exchange Agent may, but are not required to, take reasonable action to inform holders of Guaranty common stock of any defects and may take reasonable action to assist such holders to correct any such defects; however, neither Union nor the Exchange Agent is under any obligation to notify a holder of shares of Guaranty common stock of any defect in an Election Form and Letter of Transmittal.

7. Substitute Form W-9. Each shareholder is required to provide the Exchange Agent with a correct Taxpayer Identification Number on a Substitute Form W-9 and to indicate that the shareholder is not subject to backup withholding, if applicable.

8. Questions and Request for Information. Questions and requests for information or assistance relating to this Election Form and Letter of Transmittal should be directed to Registrar and Transfer Company, Investor Relations, telephone (800) 368-5948. Additional copies of this Election Form and Letter of Transmittal may be obtained from the Exchange Agent. Their address is:

Registrar and Transfer Company

10 Commerce Drive

Cranford, New Jersey 07016

Attn: Corporate Actions

GUARANTY FINANCIAL CORPORATION

1658 State Farm Boulevard

Charlottesville, Virginia 22911

March 12, 2004

Dear Shareholder:

In connection with our proposed merger with Union Bankshares Corporation, you have the opportunity to elect whether you prefer to receive cash, shares of Union common stock or a combination thereof in exchange for your shares of Guaranty common stock. This election will be effective only upon the consummation of the merger, which is expected to occur on or about May 1, 2004. The merger is subject to the satisfaction of several conditions, including the approval of our shareholders. A complete description of the merger and the election and proration procedures is included in the Proxy Statement/Prospectus dated March 5, 2004, which is being provided to you in connection with our special meeting of shareholders, as described below.

Enclosed is an Election Form and Letter of Transmittal that you must complete, sign and return with all of your Guaranty stock certificates to Union’s exchange agent, Registrar and Transfer Company, in order to make an election. Also enclosed is an Election Information Booklet for your reference. Please use the enclosed envelope to return your Election Form and Letter of Transmittal and your stock certificates.

In order for your election to be effective, the exchange agent must receive your Election Form and Letter of Transmittal, together with your Guaranty stock certificates, no later than 5:00 p.m. EST on April 22, 2004. Please follow the instructions provided in the Election Form and Letter of Transmittal carefully.

If you do not make an election, the exchange agent will send you additional forms for the surrender of your Guaranty stock certificates after consummation of the merger, and you will receive cash, shares of Union common stock or a combination thereof in exchange for your shares as Union shall determine in its sole discretion. If you choose to make an election, please note that (i) you may revoke your election at any time prior to the election deadline by following the instructions provided with the Election Form and Letter of Transmittal and (ii) the merger may not close for some time after the election deadline and during that period you will not have access to your stock.

This letter and the accompanying election materials are being mailed to you in a package that contains the Proxy Statement/Prospectus and a proxy card relating to our special meeting of shareholders, which is scheduled to be held on April 22, 2004. The Proxy Statement/Prospectus contains important information about the merger, your election rights and the allocation of cash and shares of Union common stock in the merger, so please read the Proxy Statement/Prospectus carefully before making an election by completing the Election Form and Letter of Transmittal.

Your submission of an Election Form and Letter of Transmittal does not constitute a vote on the merger agreement. In order to vote your shares, you must sign, date and return the proxy card in the return envelope included with your proxy materials or attend the special meeting of shareholders described in the Proxy Statement/Prospectus and vote in person.

If you have any questions regarding the election materials, please call Union’s exchange agent, Registrar and Transfer Company at 1-800-368-5948.

Sincerely,

William E. Doyle, Jr. President and Chief Executive Officer

Frequently Asked Questions

About Your Election Form and Letter of Transmittal

These frequently asked questions briefly describe your options and provide information and instructions on how to make your election. We urge you to read carefully the instructions to the Election Form and Letter of Transmittal and review the Frequently Asked Questions below, as well as the Proxy Statement/Prospectus, dated March 5, 2004, you received in connection with Guaranty’s special meeting of shareholders. After reviewing this material, complete the Election Form and Letter of Transmittal and return it with your Guaranty stock certificates in the enclosed envelope to Union Bankshares Corporation’s exchange agent, Registrar and Transfer Company (the “Exchange Agent”). If you have additional questions after reading this material, you should contact the Exchange Agent at 1-800-368-5948.

The deadline for receipt of your Election Form is 5:00 p.m., on Thursday, April 22, 2004. We anticipate that the effective date of the merger will occur on or about May 1, 2004.

1.	Why have I been sent an Election Form?

On April 22, 2004, the shareholders of Guaranty Financial Corporation will be asked to approve the Agreement and Plan of Reorganization, dated December 18, 2003, by and between Union Bankshares Corporation and Guaranty, a copy of which is attached as Appendix I to the Proxy Statement/Prospectus dated March 5, 2004. Under the merger agreement, you, as a Guaranty shareholder, have the option to elect to receive cash, shares of Union common stock, or a combination of the two as consideration for your shares of Guaranty common stock, subject to the limitations described in the answer to Question 5 below and shareholder approval of the merger agreement.

2.	What is the Election Form?

The completed Election Form is the form used by you as a Guaranty shareholder to select your exchange option.

The Election Form must accompany certificates for your shares of Guaranty common stock. Return your stock certificates along with the Election Form in the enclosed envelope. Do not sign the certificates.

3.	What happens if I do not send in my Election Form?

If you do not respond, Union will determine whether cash, stock or a combination of cash and stock will be distributed to you. Shareholders who do not respond will not receive Union stock and associated dividends or any cash payments as a result of the exchange until they have surrendered their Guaranty certificates.

4.	What happens if I miss the Election Deadline?

Missing the Election Deadline is the same as not responding, and Union will determine whether cash, stock or a combination of cash and stock will be distributed to you. Also any shares or cash associated with the exchange will be withheld along with any dividends on those shares. The Election Deadline is 5:00 p.m., on Thursday, April 22, 2004.

5.	Am I guaranteed to receive what I ask for on the Election Form?

Union cannot ensure that all Guaranty shareholders will receive their election choices. The merger agreement includes allocation procedures that are intended to ensure that 60% of the outstanding shares of Guaranty common stock will be exchanged for Union common stock and 40% of the outstanding shares of Guaranty common stock will be exchanged for cash. When the elections of all Guaranty shareholders have been received, Union will determine the exact amount of cash and shares of Union common stock to be distributed to Guaranty shareholders.

Union will attempt to comply with the election requests of Guaranty shareholders. However, if shareholders owning more than 40% of the outstanding shares of Guaranty common stock elect to receive cash, the number of shares of Guaranty common stock that will be exchanged for cash will be reduced on a pro rata basis. Similarly, if shareholders owning more than 60% of the outstanding shares of Guaranty common stock elect to receive shares of Union common stock, the number of shares of Guaranty common stock that will be exchanged for shares of Union common stock will be reduced on a pro rata basis, unless Union exercises its right to issue a greater proportion of shares (but Union does not expect to issue more than 1,500,000 shares in the merger). The allocations will be based on the provisions of the merger agreement.

6.	If I elect to receive cash, how much cash will I receive?

Union will pay you $28.00 in cash for each share of Guaranty common stock you own, subject to the proration procedures described in the merger agreement (see Question 5).

7.	If I elect to receive shares of Union common stock, how many shares will I receive?

You will receive 0.842 shares of Union common stock for each share of Guaranty common stock you own, subject to the proration procedures described in the merger agreement (see Question 5).

8.	If I elect to receive a combination of cash and shares of Union common stock, what will I receive?

If you elect to receive cash and shares of Union common stock, you will receive $28.00 in cash for each share of Guaranty common stock you own and 0.842 shares of Union common stock for each share of Guaranty common stock you own, subject to the proration procedures described in the merger agreement (see Question 5).

9.	Will I have to pay taxes on the proceeds if my shares are exchanged for cash?

Yes. In most cases, an exchange for cash will be treated as a taxable sale of stock. Because individual circumstances may differ, you should consult your advisor to determine the tax effect to you of the merger, including the application and effect of foreign, state, local or other tax laws.

10.	Will I have to pay taxes on any Union Bankshares stock I receive in exchange for my Guaranty shares?

No. In most cases, you should not have to pay taxes on the shares of Union stock you receive. Your tax basis on your Guaranty shares will continue to be your tax basis of your Union shares. However, because individual circumstances may differ, you should consult your tax advisor to determine the tax effect to you of the merger, including the application and effect of foreign, state, local or other tax laws.

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11.	When can I expect to receive my new stock certificates or cash?

Please allow a couple of weeks after the effective date of the merger to receive your check and/or Union stock certificates. The effective date will be on or about May 1, 2004.

12.	I would prefer to sell my shares now, instead of going through with the exchange. Can I do that?

Yes. You may sell your Guaranty shares at any time before the effective date of the merger. After the effective date, however, your Guaranty shares may no longer be sold. After that date, your shares will only entitle you to receive the merger consideration payable in accordance with the merger agreement.

13.	How do I know how many shares do I own?

The first box of the Election Form (see “Description of Certificates Surrendered”) gives you a breakdown of your holdings by certificates according to our records. Any shares that you own that are held by your broker in street name do not appear on this form. You should receive separate instructions from your broker regarding these shares.

14.	Do I have to send in my stock certificate(s)?

Yes. Whether you elect cash or stock your certificates must be returned with your Election Form.

15.	What if I cannot locate my stock certificate(s)?

If your certificate(s) has been lost, stolen or destroyed, you should check the box underneath the breakdown of your holdings (see “Description of Certificates Surrendered”) indicating that your certificate(s) is lost and complete the rest of the form (including the Affidavit for Lost Stock Certificate). Promptly mail the Election Form along with any stock certificates you have to the Exchange Agent in the envelope provided. You will receive replacement instructions that must be returned prior to the Election Deadline. If your instructions are not received by the Election Deadline, Union will determine whether cash, stock or a combination of cash and stock will be distributed to you for the shares represented by the lost certificate(s). Please act promptly!

16.	How should I send in my signed documents and stock certificate(s)?

An envelope addressed to Registrar and Transfer Company is enclosed with this package. Please use this envelope to return your Election Form, your stock certificates, and any additional documentation that may be required to make your election complete. If you do not have the envelope, please return all requested documentation to:

Registrar and Transfer Company:

10 Commerce Drive

Cranford, New Jersey 07016

Attn: Corporate Actions

If you are mailing stock certificates with your Election Form, we recommend that you use Registered and Insured Mail, Return Receipt Requested. Do not return your Election Form and stock certificates to Guaranty or Union.

We also recommend you make copies of your certificate(s) and completed Election Form.

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17.	What happens to my shares if the merger is not consummated?

The Exchange Agent will promptly return your Guaranty stock certificates.

18.	Can I revoke my election?

Any election may be revoked until 5:00 p.m. on Thursday, April 22, 2004. To revoke an election, a written notice of revocation must (a) specify the name of the shareholder having made the election to be revoked and (b) be signed by the shareholder in the same manner as the original signature on the “Election Form” by which such election was made. A new election may be made by submitting a new Election Form.

19.	How do I change my address?

Mark through any incorrect address information that is printed in the section “Description of Certificates Surrendered.” Write the correct address in the space beside the printed information.

20.	What do I do if:

•	I want to change the name on my account?

•	I want to have my check made payable to someone else?

•	I want to have my check or certificates sent to a different address?

Complete the appropriate boxes on the front of the Election Form (“Special Payment Instructions” and “Special Delivery Instructions”) in order to transfer the shares or cash to someone else or to have the shares or cash sent to a different address. For more information, refer to the instructions.

21.	What is the Substitute Form W-9 and why do I have to fill it out?

The Substitute Form W-9 has nothing to do with how you pay your taxes. Rather, it is used to certify your social security number. It is an IRS requirement. Otherwise, the IRS will require that we deduct 30% from whatever monies are due you. You should fill out the spaces provided for your name, address and social security number, and then sign and date this form. Only one social security number and signature is needed in the case of joint accounts. If you are awaiting a social security number or other federal tax identification number, please complete the certificate to that effect on the form. Remember, your Tax Identification Number (TIN), in most cases, is your social security number.

22.	Who do I call if I have additional questions or need more information?

Please call Registrar and Transfer Company’s Investor Relations Department at 1-800-368-5948 during the hours of 8:30 a.m. to 6:00 p.m., EST, for further assistance or you may e-mail them at info@rtco.com.

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